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                           AMENDMENT TO IRREVOCABLE PROXY
                           ------------------------------


              Amendment dated June 13, 1996 to Irrevocable Proxy dated March 7, 1996 between Phipps, Teman & Company, L.L.C. ("Proxyholder") and Murray H. Feigenbaum ("Principal"):

              WHEREAS  Principal  issued  and  delivered  to   Proxyholder  that
     certain Irrevocable Proxy dated March 7, 1996 ("Proxy");

              WHEREAS Principal desires to retire from his employment with LogiMetrics, Inc. ("Company");

              WHEREAS Principal  and Proxyholder  desire to amend  the Proxy  to
     provide  for   its   continuance,   notwithstanding  the   termination   of
     Principal's employment with the Company;

              NOW, THEREFORE, in consideration of the foregoing, Principal and Proxyholder agree as follows:

              1. The Proxy is hereby amended in its entirety and the following substituted therefor:

                      "KNOW  ALL   MEN  BY  THESE  PRESENTS   that  the
              undersigned, Murray H. Feigenbaum (the "Principal"), does hereby make, constitute and appoint Phipps, Teman & Company, L.L.C. (the "Proxyholder"), his true and lawful attorney, for him and in his name, place and stead, to act as his proxy in respect of 50% of all the shares of common stock of LogiMetrics, Inc. ("Stock"), a Delaware corporation (the "Corporation") owned of record by the Principal or which are eligible to be voted by the Principal (except as otherwise provided in this irrevocable proxy) as stockholders of the Corporation (the "Shares") for the following exclusive purposes: (i) voting the Shares in favor of the election of three persons to be designated by the Proxyholder and two persons designated by SFM Group, Ltd. as members of the Corporation's Board of Directors and (ii) voting the Shares with respect to any of the following matters: (i) mergers, divestitures and acquisitions; (ii) sale of all or substantially all the Corporation's assets, giving and granting to the Proxyholder full power and authority to the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof. Nothing contained herein shall preclude the Principal from selling Stock.

                      This proxy  shall not be revocable  or revoked by
              the Principal, may not be assigned by the Proxyholder and is coupled with an interest and shall be binding upon the

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              Principal  and   the   respective   heirs   and   personal
              representatives  of  the  Principal   until  December  31,
              1998."

              2. As amended hereby the Proxy shall remain in full force and effect.

              IN WITNESS WHEREOF, Principal and Proxyholder have executed this Amendment to Irrevocable Proxy the date and year first above written.


                               Phipps, Teman & Company, L.L.C.

                               By: /s/ Norman M. Phipps
                                   -------------------------
                               Name: Norman M. Phipps
                                     -----------------------
                               Title: Principal
                                      ----------------------



                               /s/ Murray H. Feigenbaum
                               ----------------------------
                               Murray H. Feigenbaum




























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